Exhibit 10.4
ENOVIX CORPORATION
LONG-TERM INCENTIVE PLAN
1. Purpose. As part of its employee compensation program, Enovix Corporation (the “Company”) has designed this Long-Term Incentive Plan (the “LTI Plan”). The LTI Plan provides Participants with incentive awards in the form of restricted stock units granted pursuant to the Enovix Corporation 2021 Equity Incentive Plan (the “2021 EIP”). The LTI Plan is intended to replace annual refresh equity awards.
2. Definitions. Defined terms not explicitly defined in the LTI Plan but defined in the 2021 EIP shall have the same definitions as in the 2021 EIP.
a. “Actual Award” means, with respect to each Participant, the PRSUs determined on the Award Determination Date, based on the Corporate CSF Score and Revenue Score, as further described in Section 5. For clarity, the Actual Award can reflect a number of PRSUs between 0 and up to and including the Maximum Award.
b. “Award” means TRSUs and PRSUs granted to each Participant.
c. “Affiliate” means any parent or subsidiary of the Company.
d. “Award Determination Date” means the date or dates following the end of the Performance Period on which the Committee or the Designated Administrator, as applicable, determines the Corporate CSF Score and Revenue Score achieved with respect to such completed Performance Period, and the Actual Awards earned by the Participants with respect to such completed Performance Period, in accordance with Section 5. The Committee shall use reasonable efforts to ensure that the Corporate Award Determination Date occurs on or prior to the end of the first quarter with respect to the prior applicable Performance Period.
e. “Board” means the Board of Directors of the Company.
f. “Code” means the Internal Revenue Code of 1986, as amended.
g. “Committee” means the Compensation Committee of the Board, a subcommittee thereof. For the avoidance of doubt, the full Board may take any action in lieu of the Committee.
h. “Common Stock” means the common stock of the Company.
i. “Corporate CSF Score” means, with respect to the Performance Period, a percentage based on actual achievement of Corporate Critical Success Factors, ranging from 0% to 200% achievement. The Corporate CSF Score methodology for the initial Performance Period (that is, fiscal year 2022) and (unless otherwise determined by the Committee) for future Performance Periods is set forth on Exhibit A-1.
j. “Corporate Performance Goal Determination Date” means the date or dates upon which the Committee establishes and approves, with respect to the applicable Performance Period, the (i) Corporate Critical Success Factors and Target Revenue, and (ii) the Target Awards with respect to the Performance Period. The Committee shall use reasonable

Exhibit 10.4
efforts to ensure that the Corporate Performance Goal Determination Date occurs on or prior to the end of the first quarter with respect to any applicable Performance Period.
k. “Corporate Critical Success Factors” or “CCSFs” mean the corporate goals established and approved by the Committee, in its sole discretion. Such goals may relate to the Company, one or more of its Affiliates or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee will determine.
l. “Designated Administrator” means one or more individuals designated by the Committee to administer the LTI Plan with respect to Participants who are not Officer Participants in accordance with Section 3(c). Initially, the Designated Administrator shall be the Company’s Chief Executive Officer, Harrold Rust.
m. “Maximum Award” means, as to any Participant for the Performance Period, the maximum award that may be earned by the Participant under the LTI Plan with respect to PRSUs (for the initial Performance Period, and with respect to subsequent Performance Periods unless otherwise determined by the Committee, up to 200% of the PRSU portion of the Target Award).
n. “Officer Participant” means a Participant who is an officer of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended, and who is eligible to participate in the LTI Plan pursuant to Section 4.
o. “Participant” means an employee of the Company or an Affiliate who is eligible to participate in the LTI Plan pursuant to Section 4. Initially, but subject to the discretion of the Committee, employees with a title of Senior Director or above shall be eligible to be Participants.
p. “Performance Period” means, unless otherwise determined by the Committee, the applicable fiscal year, with the first such Performance Period being fiscal year 2022 (that is, January 3, 2022, through January 1, 2023).
q. “PRSUs” means performance-based restricted stock units that are earned, as determined by the Committee with respect to a Performance Period, based on any combination of performance metrics including but not limited to Corporate Critical Success Factors, the Corporate CSF Score, Revenue and the Revenue Score for that Performance Period. PRSUs that are earned based on the Corporate CSF Score shall be referred to as “CCSF PRSUs” and PRSUs that are earned based on the Revenue Score shall be referred to as “Revenue PRSUs.”
r. “Restricted Stock Unit” means a right to receive one share of Common Stock granted as a Restricted Stock Unit Award (as defined in the 2021 EIP, but including PRSUs and TRSUs) pursuant to the terms and conditions of the 2021 EIP.
s. “Revenue” means the Company’s annual revenue as reported under GAAP in its Form 10-K with respect to a Performance Period.

Exhibit 10.4
t. “Revenue Score” means, with respect to a Performance Period, a percentage based on achievement of Target Revenue, ranging from 0% to 200% achievement. The Revenue Score methodology for the initial Performance Period and (unless otherwise determined by the Committee) for future Performance Periods is set forth on Exhibit A-1.
u. “Target Revenue” means the desired Revenue to be achieved for a given Performance Period
v. “Target Award” means the dollar-denominated award determined or approved with respect to a Participant by the Committee or Designated Administrator, as applicable, on the Corporate Performance Goal Determination Date and based on a 100% achievement of the Corporate Critical Success Factors and the Target Revenue.
w. “TRSUs” means time-based restricted stock units.
3. Plan Administration.
a. The Committee shall have the sole authority to (i) determine the vesting schedule for any TRSUs and for any service-based component of any PRSUs, (ii) to establish performance metrics under this LTI Plan, including without limitation Corporate Critical Success Factors and Target Revenue, (iii) to determine the Corporate CSF Score and the Revenue Score for the relevant Performance Period, (iii) to determine the upward bound of any Maximum Award, (iv) to determine the weighting of any Target Award between PRSUs and TRSUs and (v) to determine the number of PRSUs that shall be CCSF PRSUs and the number that shall be Revenue PRSUs.
b. The Committee shall be responsible for the general administration and interpretation of the LTI Plan and for carrying out its provisions. The Committee may delegate some or all of the administration of the LTI Plan to officers or other employees of the Company as necessary or desirable for proper administration of the LTI Plan. The Committee shall have such powers as may be necessary to discharge its duties under the LTI Plan, including, but not by way of limitation, the following:
i. to determine eligibility and the amount, form, manner and time of grant of Awards under the LTI Plan, provided that Restricted Stock Units granted under the 2021 EIP in accordance with the LTI Plan shall be approved and administered in accordance with the terms of the 2021 EIP;
ii. to construe and interpret the terms of the LTI Plan;
iii. to prescribe forms and procedures for purposes of the LTI Plan, for participation in the LTI Plan, and for the grant of Restricted Stock Units under the LTI Plan; and
iv. to adopt rules and to take such actions as it deems necessary or desirable for the proper administration of the LTI Plan.
c. Notwithstanding the foregoing, subject to Section 3(a), the Designated Administrator is delegated concurrent authority for the general administration and interpretation of the LTI Plan and for carrying out its provisions with respect to each Participant that is not an Officer Participant, and the Designated Administrator shall have concurrent authority to take all

Exhibit 10.4
actions set forth in Section 3(b) with respect to the administration of the LTI Plan related to Participants who are not Officer Participants. The Committee may, at any time, abolish the powers and authority delegated to the Designated Administrator. The Committee retains the authority to concurrently administer the LTI Plan with respect to all Participants and, with the Board as a whole, retains the sole authority to administer the LTI Plan with respect to Officer Participants.
d. Any rule or decision by the Committee, or with respect to Participants that are not Officer Participants, the Designated Administrator, that is not inconsistent with the provisions of the LTI Plan shall be conclusive and binding on all persons and shall be given the maximum deference permitted by law.
4. Eligibility. Employees of the Company or an Affiliate who are regularly employed (full or part time) during the Performance Period and who are designated by the Committee or Designated Administrator, as applicable from time to time, to participate in the LTI Plan, shall be eligible to receive awards under the LTI Plan. Participation in the LTI Plan is at the discretion of the Committee or the Designated Administrator, as applicable, and participation in one Performance Period does not guarantee eligibility to participate for future Performance Periods. An employee must be eligible to receive awards under the 2021 EIP to be eligible to participate in the LTI Plan.
If an employee’s employment with the Company or an Affiliate commences after the beginning of the Performance Period, the Committee or the Designated Administrator, as applicable, shall have the discretion to determine whether and on what basis such employee will be eligible to participate in the LTI Plan (for example, by prorating an Award based on months of service during the Performance Period).
If a Participant is on a leave of absence for a portion of the Performance Period or is not providing service during a portion of the Performance Period, the Committee or the Designated Administrator, as applicable, may exercise discretion to prorate an Award for such Performance Period.
If a Participant’s Continuous Service terminates before an Award Determination Date, PRSUs granted to the Participant pursuant to this LTI Plan with respect to the Performance Period for which such Award Determination Date applies shall be forfeited.
5. How the LTI Plan Works.
a. LTI Plan Components. The LTI Plan components are: (i) the Corporate Critical Success Factors; (ii) the Corporate CSF Score; (iii) the Target Revenue; (iv) the Revenue Score; (v) the Target Award; (vi) the Actual Award; and (vii) the TRSUs and the PRSUs.
b. Corporate Critical Success Factors. On the Corporate Performance Goal Determination Date, the Committee, in its sole discretion, shall establish and approve the Corporate Critical Success Factors for the Performance Period. The Corporate Critical Success Factors for the initial Performance Period (that is, fiscal year 2022) are set forth on Exhibit A-1.

Exhibit 10.4
c. Corporate CSF Score. On the Award Determination Date, the Committee, in its sole discretion, shall certify achievement of the Corporate Critical Success Factors and the Corporate CSF Score.
d. Target Revenue. On the Corporate Performance Goal Determination Date, the Committee, in its sole discretion, shall establish and approve the Target Revenue for the Performance Period. The Target Revenue of the initial Performance Period (that is, fiscal year 2022) is set forth on Exhibit A-1.
e. Revenue Score. On the Award Determination Date, the Committee, in its sole discretion, shall certify the Revenue Score.
f. Target Award. On the Corporate Performance Goal Determination Date (or on such other date as the Committee or the Designated Administrator, as applicable, may determine), the Committee or the Designated Administrator, as applicable, shall determine each Participant’s Target Award.
A Target Award shall consist of such combination of TRSUs and PRSUs as may be determined by the Committee with respect to a Performance Period. With respect to the initial Performance Period and (unless otherwise determined by the Committee) subsequent Performance Periods, 60% of the Target Award shall be PRSUs and 40% of the Target Award shall be TRSUs.
Following determination of a Target Award, and on a date determined by the Committee or the Designated Officer, in either case in accordance with all applicable Company policies or procedures, a number of Restricted Stock Units shall be granted to each Participant equal to (1) the Target Award divided by (2) the Fair Market Value (as defined in the 2021 EIP) on the effective grant date of such Restricted Stock Units (the “Grant Date”), rounded down to the nearest whole share. For the avoidance of doubt, the number of TRSUs subject to an Award shall not change from the number determined on the applicable grant date of the Target Award.
g. Actual Award. On the Award Determination Date, the Actual Awards for all Participants shall be determined by the Committee or the Designated Administrator, as applicable, as follows, with respect to that portion of the Target Award consisting of PRSUs (up to the Maximum Award):
(i) CCSF PRSUs multiplied by Corporate CSF Score plus (ii) Revenue PRSUs multiplied by Revenue Score.
h. TRSUs and PRSUs. The Committee shall determine, no later than the Corporate Performance Goal Determination Date, the percentage of a Target Award that shall be denominated as TRSUs and what percentage as PRSUs. Further, on the Corporate Performance Goal Determination Date, the Committee shall determine what portion of the PRSUs shall be CCSF PRSUs and what portion of the PRSUs shall be Revenue PRSUs (or such other PRSUs as may be determined from time to time). With respect to the initial Performance Period and (unless otherwise determined by the Committee) subsequent Performance Periods, 50% of such PRSUs shall be CCSF PRSUs and the remaining 50% of such PRSUs shall be Revenue PRSUs.

Exhibit 10.4
i. Vesting. Unless otherwise determined by the Committee on or prior to the Grant Date, vesting of Restricted Stock Units shall be as follows (each such vesting date, a “Vesting Date”):
(i) TRSUs shall vest over four years of Continuous Service (as defined in the 2021 EIP) following the Grant Date, with 25% vesting after the completion of one year of Continuous Service measured from the Grant Date and the remainder vesting in substantially equal monthly installments following the completion of each of 36 additional months of Continuous Service.
(ii) With respect to PRSUs, 50% of the Actual Awards shall vest on the Award Determination Date, and the remaining 50% of the Actual Awards shall vest on the one-year anniversary of the Award Determination Date, subject to the Participant’s Continuous Service through each such date.
(iii) In general, a Participant must be employed by the Company or an Affiliate through a Vesting Date to vest into any PRSUs or TRSUs. Notwithstanding the foregoing, (x) Unvested TRSUs and (y) Actual Awards with respect to which the service-based component (if any) have not been satisfied shall be subject to accelerated vesting in connection with a qualifying termination of employment if so provided in an applicable severance plan or individual employment, retention, or other written agreement between the Company and such Participant. However, notwithstanding anything in the 2021 EIP to the contrary, and for clarity, no PRSUs that have not become Actual Awards shall vest on an accelerated basis pursuant to any written agreement with the Company.
6. Miscellaneous.
a. Right to Receive Payment. Each Award under the LTI Plan shall consist solely of the right to receive shares of Common Stock issued upon settlement of Restricted Stock Units. Nothing in the LTI Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to be granted or to vest into any TRSUs or PRSUs other than as an unsecured general creditor with respect to any payment to which he or she or they may be entitled.
b. Expiration of Restricted Stock Units. Any Target Awards that do not become Actual Awards shall be forfeited and shall terminate on the Award Determination Date.
c. Tax Withholding. To satisfy the income and employment tax withholding obligations arising under applicable federal and state laws, the Company may, in its sole discretion, satisfy all or any portion of its tax withholding obligations by (i) causing a Participant to tender a cash payment, (ii) permitting or requiring a Participant to enter into a “same day sale” commitment, if applicable, with a broker-dealer whereby the Participant irrevocably elects to sell a portion of the shares of Common Stock to be delivered in connection with the settlement of the Restricted Stock Units to satisfy the Company’s withholding obligation and whereby the broker-dealer irrevocably commits to forward the proceeds necessary to satisfy the Company’s withholding obligation directly to the Company, or (iii) withholding shares of Common Stock otherwise issuable to a Participant upon settlement of Restricted Stock Units. In determining the amount to be withheld, the Company may consider statutory withholding amounts or other

Exhibit 10.4
withholding rates applicable to a Participant, including the maximum applicable rate(s) in a Participant’s applicable jurisdiction(s). The Company may require the Participant to satisfy any remaining amount of the tax withholding obligations by tendering a cash payment. Each Participant is encouraged to contact the Participant’s personal legal or tax advisors with respect to the benefits provided by the LTI Plan. Neither the Company nor any of its employees, directors, officers or agents are authorized to provide any tax advice to Participants with respect to the benefits provided under the LTI Plan.
7. Amendment and Termination of the LTI Plan. The Committee may amend, modify, suspend or terminate the LTI Plan, in whole or in part, at any time, including adopting amendments deemed necessary or desirable to correct any defect or to supply omitted data or to reconcile any inconsistency in the LTI Plan or in any Award granted hereunder; provided, however, that no amendment, alteration, suspension or discontinuation shall be made that would change the settlement dates of any Restricted Stock Units if such change would fail to comply with the requirements of Section 409A of the Code. At no time before the vesting of Restricted Stock Units granted pursuant to the LTI Plan shall any Participant accrue any vested interest or right whatsoever under the LTI Plan except as otherwise stated in the LTI Plan.
8. No Guarantee of Employment. The LTI Plan is intended to provide a financial incentive to Participants and is not intended to confer any rights to continued employment or service upon Participants, whose employment or service will remain at-will and subject to termination by either the Company or Participant at any time, with or without cause or notice.
9. Recovery. Any amounts paid (or Restricted Stock Units granted) under this LTI Plan will be subject to recoupment in accordance with the Company’s policy for recoupment of compensation (a “clawback policy”), as may be in effect from time to time, including any amendments intended to comply with the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any plan of or agreement with the Company.